       99.2.1
                                  PROXY
                                   FOR
                       ANNUAL MEETING OF SHAREHOLDERS
                                   OF
                             UNITED BANCORP

                       TO BE HELD APRIL 23, 1996

     I, the undersigned shareholder of United Bancorp, do hereby appoint Roland Johnson and Ronald G. Guerra, jointly and severally, and each of them, to be my proxy agent(s) with full power of substitution to vote all shares of common stock of United Bancorp standing in my name on its books as of 5:00 p.m. on February 29, 1996, at the annual meeting of shareholders to be held at 7:30 p.m. on April 23, 1996, at the offices of Douglas National Bank, Roseburg, Oregon, or any adjournments thereof. The shares represented by this proxy are to be voted as follows:

1.  ELECTION OF CLASS 2 DIRECTORS                           GRANTED   WITHHELD
                                                             [   ]     [   ]

    Authority to vote for the election of each of the class 2 directors listed below as nominees.

    Class 2
    -------
    John Loosley
    William C. Stiles
    Lauren D. Young

2.  ELECTION OF CLASS 3 DIRECTORS                           GRANTED   WITHHELD
                                                             [   ]     [   ]

    Authority to vote for the election of each of the two
    (2) Class 3 directors elected by the board of directors to fill vacancies for terms expiring at the 1997 annual shareholders' meeting.

    Class 3
    -------
    Brian Pargeter
    Clint Newell

3.  UNITED BANCORP STOCK OPTION PLAN                 FOR    AGAINST    ABSTAIN
                                                    [   ]    [   ]      [   ]

    Approval of the United Bancorp Stock
    Option Plan.

4.  RATIFICATION OF APPOINTMENT OF AUDITORS          FOR    AGAINST    ABSTAIN
                                                    [   ]    [   ]      [   ]

    Ratification of the appointment of Knight, Vale & Gregory, Inc., P.S. as independent auditors.

                                 -99.2.1-
       99.2.2

5.  OTHER BUSINESS

    If any other business is presented at the shareholders' meeting, this Proxy shall be voted in accordance with the recommendations of management. Management knows of no other business to be brought before the meeting other than matters incident to the conduct of the meeting including ratification of the minutes of the previous shareholders' meeting.

    Unless otherwise indicated, this Proxy confers authority to vote "Granted" or "For" the above listed propositions. All acts of my proxy agent(s) done by virtue of this Proxy are ratified and affirmed. All proxies previously given by me for any meeting of the shareholders of United Bancorp are hereby revoked. THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT.

          DATED this _____  day of ___________ , 1996.

                                                  ___________________________

                                                  ___________________________

                                                  ___________________________


PLEASE DATE THIS PROXY AND SIGN EXACTLY AS YOUR NAME APPEARS ON YOUR STOCK CERTIFICATE(S). IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD INCLUDE BOTH NAMES. TRUSTEES AND OTHERS SIGNING IN A REPRESENTATIVE CAPACITY SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF SIGNING AS A CORPORATE OFFICER, INDICATE YOUR OFFICE OF TITLE.